EXHIBIT 5
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                             February 6, 2008



   Securities and Exchange Commission
   100 F. Street, NE
   Washington, D.C.  20549

        Re:  Newell Rubbermaid Inc. - Registration of
             Deferred Compensation Obligations on Form S-8
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   Ladies and Gentlemen:

        We have acted as counsel to Newell Rubbermaid Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering the registration of an aggregate amount of $50,000,000 of Deferred Compensation Obligations, which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan (the "Plan").

        In this connection we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

        Based on the foregoing, it is our opinion that, when issued in accordance with the terms of the Plan, and pursuant to the Registration Statement, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware, which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we express no opinions with respect to the laws of any other jurisdiction. The opinion expressed in this opinion letter is as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.







        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                           Very truly yours,

                                           SCHIFF HARDIN LLP



                                           By:  /s/ Lauralyn G. Bengel
                                                -----------------------
                                                Lauralyn G. Bengel